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                                   EXHIBIT 99

                                 REVOCABLE PROXY

                          LONDON FINANCIAL CORPORATION

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF LONDON FINANCIAL CORPORATION

      The undersigned shareholder of London Financial Corporation, an Ohio corporation ("LFC"), hereby constitutes and appoints ______________ and _________________, or either one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of LFC to be held at the office of The Citizens Bank of London, located at 2 East High Street, London, Ohio, on ___________, 2004, at 10:00 a.m., Eastern Time (the "Special Meeting"), all of the shares of LFC which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposals, which are described in the accompanying Prospectus/Proxy Statement:

      1. The proposal to approve and adopt the Agreement and Plan of Merger dated as of March 26, 2004, by and among Camco Financial Corporation, Advantage Bank, London Financial Corporation and The Citizens Bank of London, as amended, and the transactions contemplated by that amended Agreement, including the merger of London Financial into Camco Financial.

            FOR [ ]                  AGAINST [ ]                 ABSTAIN [ ]

      2. In their discretion, upon such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting and any adjournments or postponements thereof, including adjournment of the Special Meeting to allow for additional solicitation of shareholder votes in order to obtain the required vote to approve and adopt the Agreement and Plan of Merger and to approve the transactions contemplated by the Agreement and Plan of Merger.

            IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

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      This Revocable Proxy will be voted as directed by the undersigned member.
IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR PROPOSAL 1.

      All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of LFC and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

________________________________                ________________________________
Signature                                       Signature

________________________________                ________________________________
Print or Type Name                              Print or Type Name

________________________________                ________________________________
Date                                            Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LFC. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

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